Farber & Hass
Certified Public Accountants
741 South A Street
Oxnard, California 93030
(805) 385-3077/ Fax (805) 385-3076


March 14, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

We are addressing this letter in connection with the filing of a Form 8-K to reflect our dismissal as principal accountants for eConnect, a Nevada corporation, in compliance with Item 304(a)(3) of Regulation S-B. We agree with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

Sincerely,



/s/  Farber & Hass
Farber & Hass